                                                                    EXHIBIT 99.1


(DOANE PET CARE LOGO)                        210 WESTWOOD PLACE SOUTH, SUITE 400
                                                             BRENTWOOD, TN 37027
--------------------------------------------------------------------------------
NEWS                                                       FOR IMMEDIATE RELEASE
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       DOANE PET CARE REPORTS 2003 THIRD QUARTER AND NINE MONTHS RESULTS;
                        COMMENTS ON FISCAL 2003 OUTLOOK

BRENTWOOD, TENNESSEE, OCTOBER 30, 2003 - Doane Pet Care Company (the "Company") today reported results for its third quarter and nine months ended September 27, 2003 and commented on its outlook for the remainder of fiscal 2003.

QUARTERLY RESULTS

For the three months ended September 27, 2003, the Company's net sales increased 12.7% (8.9% excluding the positive impact of the foreign currency exchange rate) to $243.8 million from $216.3 million recorded in the quarter ended September 28, 2002. The 2003 third quarter sales increase was primarily due to sales volume growth and the favorable currency exchange rate between the dollar and the Euro.

The Company reported a net loss of $10.6 million for its 2003 third quarter compared to net income of $2.8 million for the 2002 third quarter. The positive impact on performance from higher sales volume was more than offset by higher commodity and natural gas costs.

Net cash provided by operating activities was $19.0 million for the 2003 third quarter compared to $12.7 million for the 2002 third quarter. This increase was primarily due to a favorable change in working capital, partially offset by the decline in net income (loss) as a result of higher commodity and natural gas costs. The favorable change in working capital was primarily due to reaching more favorable payment terms with certain customers.

Adjusted EBITDA was $20.2 million in the 2003 third quarter compared to $28.0 million recorded in the 2002 third quarter primarily due to higher commodity and natural gas costs.

The Company believes cash flows from operating activities is the most directly comparable GAAP financial measure to the non-GAAP Adjusted EBITDA liquidity measure typically reported in its earnings releases. The calculation of Adjusted EBITDA is explained below in the section titled "Adjusted EBITDA Supplemental Information."

Doug Cahill, the Company's President and CEO, said, "We continued top line growth with our global customers in the third quarter. In addition, our associates did an excellent job in holding down discretionary spending and our manufacturing organization continued to reduce costs through efficiency gains.

However, significantly higher commodity and natural gas costs hurt our bottom line. Despite ideal growing conditions through July, the USDA sharply reduced its U.S. crop production forecast for soybeans in early September and again in October due to hot and dry weather conditions during August, a critical period for soybean production. The USDA now estimates the lowest crop yield since 1996-1997. This supply crunch, combined with an increase in export demand from China, has resulted in soybean prices spiking above the previous five-year high. Although a successful South American soybean crop year may moderate the impact of the lower U.S. yield, it is


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

too early in the growing season to estimate potential South American yields and the impact on world supply. Moreover, prices for many alternative proteins and other commodities have also increased significantly. We do, however, continue to seek measures to moderate the impact of these higher costs through better management of our resources, including working capital. As a result of our efforts, we were able to prepay $15.0 million on our senior credit facility."

YEAR TO DATE RESULTS

For the nine months ended September 27, 2003, the Company's net sales increased 15.2% (10.4% excluding the positive impact of the foreign currency exchange rate) to $738.2 million from $640.7 million recorded in the nine months ended September 28, 2002. The year to date 2003 sales increase was primarily due to sales volume growth and the favorable currency exchange rate between the dollar and the Euro.

The Company reported a net loss of $21.9 million for the first nine months of 2003 compared to net income of $16.4 million for the 2002 nine month period. The positive benefit on performance from higher sales volume in the 2003 nine month period was more than offset by higher commodity and natural gas costs. The 2003 nine month period also included a non-cash charge of $12.1 million, which consisted of an $11.1 million charge associated with the Company's debt refinancing completed during the first quarter of 2003 and a $1.0 million charge associated with the $15.0 million optional prepayment on the Company's senior credit facility in the 2003 third quarter. In addition, the year to date 2003 net loss was impacted by SFAS 133 fair value accounting for the Company's commodity derivative instruments, which resulted in a $1.6 million reduction in cost of goods sold in the 2003 period compared to a $13.0 million reduction in cost of goods sold in the 2002 period, or an $11.4 million period-over-period unfavorable impact on operating results.

Net cash provided by operating activities was $33.7 million for the first nine months of fiscal 2003 compared to $71.4 million in the first nine months of 2002. This decrease was primarily due to the impact of higher commodity and natural gas costs on net income (loss) and an unfavorable change in working capital. The unfavorable change in working capital was primarily due to an $8.3 million interest payment in the 2003 period on the sponsor facility and an unusually favorable change in working capital in the 2002 period, partially offset by reaching more favorable payment terms with certain customers in the 2003 third quarter.

Adjusted EBITDA was $65.0 million in the first nine months of 2003 compared to $78.9 million recorded in the first nine months of 2002. Higher sales volume in the 2003 period was more than offset by higher commodity and natural gas costs, as discussed above.

2003 OUTLOOK

The Company said that it remains comfortable with its previously announced outlook for net sales growth in the range of 11% to 12% for the full year 2003. However, the Company said that it expects its commodity costs will be substantially higher than previously estimated and, as a result, will negatively impact the previously announced outlook for cash flow from operating activities and Adjusted EBITDA.

Cahill said, "Although we experienced a solid crop year for corn, prices for soybean meal and our other major commodities have risen to five-year highs and are continuing to increase at unprecedented rates. As a result of this instability, we do not believe it is possible to forecast a meaningful range of our raw material costs for the remainder of the year and do not believe further guidance on cash flow from operating activities or Adjusted EBITDA is prudent or meaningful in this unpredictable environment."

Cahill further said, "Because of both the higher than expected commodity costs and the current competitive market place, we have re-evaluated both our pricing strategy and risk management process which generally served us well until 2003. As a result, we are working with our customers to develop a more formalized pricing mechanism and other alternatives to reduce the impact of volatile commodity costs."

ADJUSTED EBITDA SUPPLEMENTAL INFORMATION

Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to cash flows from operating activities. Management believes that it is a useful presentation to investors in addition to GAAP cash flows from operating activities because of the significant impact working capital fluctuations can have on reported cash flows from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company's ability to service its debt and fund capital expenditures. In addition, management believes that Adjusted EBITDA is of interest to the Company's investors and lenders because it is the basis for the calculation of various financial covenant tests under the Company's senior credit facility. The Company's management uses Adjusted EBITDA to evaluate its business, to allocate resources and capital and to measure performance for incentive compensation purposes.

However, Adjusted EBITDA should be considered in addition to, not as a substitute for, cash flows from operating activities. The Company has significant uses of cash flows, including capital expenditures, interest payments, income tax payments, debt principal repayments and other charges, which are not reflected in Adjusted EBITDA. The Company defines Adjusted EBITDA as cash flows from operating activities, including equity in joint ventures, before interest paid, income taxes paid, changes in working capital and certain other charges. These other charges include SFAS 133 accounting as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

A reconciliation of Adjusted EBITDA to GAAP net income (loss) and GAAP cash flows from operating activities is included as a table below.

FORWARD-LOOKING STATEMENTS

All statements in this press release, including those relating to the Company's fiscal 2003 outlook, other than statements of historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, foreign currency exchange rate fluctuations, future investment returns in its pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2002 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.


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

ABOUT THE COMPANY

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the third largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits. For more information about the Company, including its SEC filings and past press releases, please visit www.doanepetcare.com, although nothing contained therein shall be deemed to be a part of this press release.

CONTACT: PHILIP K. WOODLIEF, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
         TEL: (615) 373-7774

                             -four tables to follow-

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


                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                        Three months ended              Nine months ended
                                                  -----------------------------   -----------------------------
                                                  September 27,   September 28,   September 27,   September 28,
                                                       2003            2002            2003           2002
                                                  -------------   -------------   -------------   -------------
Net sales                                         $       243.8   $       216.3   $       738.2   $       640.7
Cost of goods sold                                        207.0           171.8           617.5           496.6
                                                  -------------   -------------   -------------   -------------
      Gross profit                                         36.8            44.5           120.7           144.1
      % of sales                                           15.1%           20.6%           16.4%           22.5%

Operating expenses:
    Promotion and distribution                             14.7            12.6            41.9            39.0
    Selling, general and administrative                    12.0            11.9            36.5            34.4
    Amortization                                            1.2             1.1             3.5             3.3
    Other operating expenses                                  -             0.8               -             0.8
                                                  -------------   -------------   -------------   -------------
      Income from operations                                8.9            18.1            38.8            66.6
Interest expense, net                                      14.7            16.4            43.6            46.3
Loss from debt extinguishments                              1.0               -            12.1               -
Other income, net                                          (0.2)           (0.3)           (0.7)           (1.0)
                                                  -------------   -------------   -------------   -------------
      Income (loss) before income taxes                    (6.6)            2.0           (16.2)           21.3
Income tax expense (benefit)                                4.0            (0.8)            5.7             4.9
                                                  -------------   -------------   -------------   -------------
      Net income (loss)                           $       (10.6)  $         2.8    $      (21.9)  $        16.4
                                                  =============   =============   =============   =============

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


                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                                    September 27,   December 28,
                                                                         2003           2002
                                                                    -------------   ------------
                                                                     (unaudited)     (audited)
ASSETS

Current assets:
    Cash and cash equivalents                                       $         4.1   $        7.6
    Accounts receivable, net                                                103.6          129.3
    Inventories, net                                                         64.8           63.6
    Deferred tax assets                                                       3.9            5.9
    Prepaid expenses and other current assets                                10.8            8.2
                                                                    -------------   ------------
        Total current assets                                                187.2          214.6

Property, plant and equipment, net                                          263.2          260.1
Goodwill and trademarks, net                                                374.2          363.1
Other assets                                                                 33.2           32.9
                                                                    -------------   ------------
        Total assets                                                $       857.8   $      870.7
                                                                    =============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current maturities of long-term debt                            $        10.3   $        5.7
    Accounts payable                                                         86.1           93.5
    Accrued liabilities                                                      55.5           56.2
                                                                    -------------   ------------
        Total current liabilities                                           151.9          155.4

Long-term debt, excluding current maturities                                545.2          548.3
Deferred tax liabilities                                                     10.8            7.2
Other long-term liabilities                                                   9.9           23.7
                                                                    -------------   ------------
        Total liabilities                                                   717.8          734.6
                                                                    -------------   ------------

Senior Preferred Stock (Redeemable), 3,000,000 shares authorized,
    1,200,000 shares issued and outstanding                                  87.5           77.6
                                                                    -------------   ------------
Commitments and contingencies

Stockholder's equity:
    Common stock, $0.01 par value, 1,000 shares authorized,
        issued and outstanding                                                  -              -
    Additional paid-in-capital                                              115.7          115.7
    Accumulated other comprehensive income                                   35.4            9.5
    Accumulated deficit                                                     (98.6)         (66.7)
                                                                    -------------   ------------
        Total stockholder's equity                                           52.5           58.5
                                                                    -------------   ------------
        Total liabilities and stockholder's equity                  $       857.8   $      870.7
                                                                    =============   ============

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


                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                                             Nine months ended
                                                                      ------------------------------

                                                                      September 27,    September 28,
                                                                           2003             2002
                                                                      -------------    -------------
Cash flows from operating activities:
    Net income (loss)                                                 $       (21.9)   $        16.4
    Items not requiring (providing) cash:
      Depreciation                                                             22.9             19.4
      Amortization                                                              4.2              4.1
      Deferred income tax expense                                               4.6              3.7
      Non-cash interest expense                                                 3.9             10.7
      Equity in joint ventures                                                 (0.4)            (0.5)
      Loss from debt extinguishments                                           12.1                -
    Changes in current assets and liabilities                                   8.3             17.6
                                                                      -------------    -------------
           Net cash provided by operating activities                           33.7             71.4
                                                                      -------------    -------------
Cash flows from investing activities:
    Capital expenditures                                                      (15.9)           (13.4)
    Proceeds from sale of assets                                                0.2              0.9
    Other, net                                                                 (2.8)            (1.5)
                                                                      -------------    -------------
           Net cash used in investing activities                              (18.5)           (14.0)
                                                                      -------------    -------------
Cash flows from financing activities:
    Net repayments under revolving credit agreements                          (15.0)           (38.0)
    Proceeds from issuance of long-term debt                                  210.4              9.7
    Principal payments on long-term debt                                     (207.0)           (28.1)
    Payments for debt issuance costs                                           (7.7)            (2.3)
                                                                      -------------    -------------
           Net cash used in financing activities                              (19.3)           (58.7)
Effect of exchange rate changes on cash and cash equivalents                    0.6              0.3
                                                                      -------------    -------------
           Decrease in cash and cash equivalents                               (3.5)            (1.0)
Cash and cash equivalents, beginning of period                                  7.6              6.0
                                                                      -------------    -------------
Cash and cash equivalents, end of period                              $         4.1    $         5.0
                                                                      =============    =============

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


                       ADJUSTED EBITDA RECONCILIATION FOR
                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

        HISTORICAL RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
                    AND CASH FLOWS FROM OPERATING ACTIVITIES

                                                              Three months ended                 Nine months ended
                                                       -------------------------------    -------------------------------
                                                       September 27,     September 28,    September 27,     September 28,
                                                            2003              2002             2003              2002
                                                       -------------     -------------    -------------     -------------
Net income (loss)                                      $       (10.6)    $         2.8    $       (21.9)    $        16.4
Adjustments to net income (loss):
    Interest expense, net                                       14.7              16.4             43.6              46.3
    Income tax expense (benefit)                                 4.0              (0.8)             5.7               4.9
    Depreciation                                                 7.8               6.6             22.9              19.4
    Amortization                                                 1.4               1.4              4.2               4.1
    SFAS 133 (gain) loss                                         1.9               0.8             (1.6)            (13.0)
    Loss from debt extinguishments                               1.0                 -             12.1                 -
    Other operating expenses                                       -               0.8                -               0.8
                                                       -------------     -------------    -------------     -------------
           Adjusted EBITDA                                      20.2              28.0             65.0              78.9
                                                       -------------     -------------    -------------     -------------
Changes in current assets and liabilities                       14.8              (1.4)             8.3              17.6
Adjustments to net income (loss) which are
    changes in current assets and liabilities:
      Change in interest payable                                 1.4              (3.0)             3.5              (2.4)
      Change in income taxes payable                            (0.1)             (0.7)            (0.6)             (1.3)
      SFAS 133 gain (loss)                                      (1.9)             (0.8)             1.6              13.0
      Other operating expenses                                     -              (0.8)               -              (0.8)
Adjustments to net income (loss) which require cash:
    Interest paid                                              (15.2)             (8.8)           (43.2)            (33.2)
    Income taxes paid                                           (0.1)              0.1             (0.5)              0.1
Equity in joint ventures                                        (0.1)              0.1             (0.4)             (0.5)
                                                       -------------     -------------    -------------     -------------
           Net cash provided by operating cash flows   $        19.0     $        12.7    $        33.7     $        71.4
                                                       =============     =============    =============     =============


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